UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2017 (April 21, 2017)

Delta Tucker Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-173746	27-2525959
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Old Meadow Road
McLean, Virginia 22102
(Address of Principal Executive Offices)

(571) 722-0210
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.
Satisfaction and Discharge of Indenture

On April 24, 2017, DynCorp International Inc. ( “DynCorp International”), a wholly owned subsidiary of Delta Tucker Holdings, Inc. (“Delta Tucker”), completed its previously announced redemption (the “Redemption”) of all of its outstanding 10.375% Senior Notes due 2017 (CUSIP No. 26817CAB7), originally issued on July 7, 2010 (the “Senior Unsecured Notes”). The total redemption price for the Redemption was $40,599,461.46 (the “Financing Amount”), representing 100% of the outstanding principal amount, plus accrued and unpaid interest to but not including the redemption date of April 24, 2017. DynCorp International used funds received in the New Financing (defined below) to effect the Redemption.

On April 24, 2017, DynCorp International and Wilmington Trust, National Association (the “Trustee”), as Trustee under the indenture governing the Senior Unsecured Notes (the “Indenture”), entered into a satisfaction and discharge agreement (the “Satisfaction and Discharge Agreement”) to discharge the Indenture and the obligations of DynCorp International, Delta Tucker and the other guarantors thereunder. Notwithstanding the Satisfaction and Discharge Agreement, certain customary provisions of the Indenture, including those relating to the compensation and indemnification of the Trustee, will survive.

Item 8.01 Other Events.

On April 21, 2017, DynCorp International received the proceeds of a capital contribution (the “New Financing”) under a Contribution Agreement, dated April 21, 2017 (the “Contribution Agreement”) by and among Delta Tucker, DynCorp International and DefCo Holdings, Inc. (“DefCo”), which is Delta Tucker’s direct parent entity. Pursuant to the Contribution Agreement, DefCo contributed the Financing Amount to Delta Tucker and Delta Tucker contributed the Financing Amount to DynCorp International.

As a result of the receipt of proceeds from the New Financing by DynCorp International, the condition to the Redemption specified in the conditional notice of full redemption sent to the holders of the Senior Unsecured Notes on March 24, 2017 was satisfied.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 24, 2017	DELTA TUCKER HOLDINGS, INC.

/s/ William T. Kansky
William T. Kansky
Senior Vice President and Chief Financial Officer